EXHIBIT 99.1

REVOLVING CONVERTIBLE PROMISSORY NOTE TO
DIVERSIFIED EQUITIES PARTERNS, LLC
DATED FEBRUARY 21, 2013

REVOLVING CONVERTIBLE PROMISSORY NOTE

$250,000.00	Henderson, Nevada
February 21, 2013

In consideration of such advances (hereinafter “Advance” or “Advances”) as DIVERSIFIED EQUITIES PARTNERS, LLC, or its assigns (collectively, “Holder”), from time to time may make hereon to or for the benefit of TRAILBLAZER RESOURCES, INC., a Nevada corporation (“Maker”), pursuant to the Revolving Credit Commitment, as defined below, up to the maximum principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Maximum Aggregate Amount”), Maker hereby promises to pay to Holder the principal amount of all Advances, together with accrued interest thereon from the date of such Advances, all subject to the terms and conditions set forth below.

Revolving Credit Commitment

Advances.  Holder agrees to make Advances to Maker from time to time during the Revolving Credit Commitment Period, as defined below, in an aggregate principal amount at any one time outstanding which does not exceed the Maximum Aggregate Amount (the “Revolving Credit Commitment”).  During the Revolving Credit Commitment Period, Maker may use the Revolving Credit Commitment by borrowing, prepaying any Advances in whole or in part, and re-borrowing, all in accordance with the terms and conditions hereof.

Interest.  Interest shall accrue from the date of any Advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of eight percent (8.0%) per annum.  Interest shall be paid quarterly in arrears beginning May 31, 2013.

Revolving Credit Commitment Period

The revolving credit commitment period (the “Revolving Credit Commitment Period”) shall commence as of the date hereof and shall expire three (3) years from the date hereof (the “Expiration Date”).

Holder shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of Maker to Holder resulting from each Advance from time to time, including the amounts of principal and interest payable and paid to Holder from time to time under this Note.  The parties acknowledge and agree that as of the date hereof, an aggregate principal amount of Sixty Thousand Dollars ($60,000.00) in Advances is outstanding.

Repayment Procedure

General.  Repayment on any Advances shall be made in lawful tender of the United States.  Any payments on this Note made during the Revolving Credit Commitment Period, as defined below, shall be credited first to any interest due and the remainder to principal.

Repayment of Principal and Interest.  All outstanding and unpaid principal, and all outstanding and accrued unpaid interest, shall become due and payable on and as of the Expiration Date.

Optional Prepayment.  Maker may, at any time and from time to time and without penalty, prepay all or any portion of the accrued and unpaid interest on this Note and any outstanding principal amount of this Note.

Conversion

Holder’s Right to Convert.  Holder shall have the right, at Holder’s option, at any time, to convert all or any portion of this Note into such number of fully paid and nonassessable shares of Common Stock of Maker as shall be provided herein; provided, however, that the total number of shares of Common Stock that may be issued upon exercise of this conversion right shall not exceed Three Million Seven Hundred Thirty-One Thousand Three Hundred Forty Three (3,731,343) in the aggregate.

Notice of Conversion.  Holder may exercise the conversion right provided herein by giving written notice (the “Conversion Notice”) to Maker of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by the Note. The number of shares of Common Stock that shall be issuable upon conversion of the Note shall equal the Principal Amount to be converted divided by Six and Seven Tenths Cents ($0.067) (the “Conversion Price”), rounded to the nearest whole share.

Conversion Procedure.  Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the “Conversion Date”). Within ten (10) business days after receipt of the Conversion Notice, Maker shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by Holder in the Conversion Notice, a stock certificate or stock certificates of Maker representing the number of shares of Common Stock to which Holder is entitled and a check or cash in payment of all interest accrued and unpaid on the Note up to and including the Conversion Date.

Taxes. Maker shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of stock of Maker upon conversion; provided, however, that Maker shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record holder of this Note.

Reservation of Shares. Maker shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Note.

Adjustment of Conversion Price.

The number of shares of Common Stock issuable upon the conversion of this Note and the Conversion Price shall be subject to adjustment as follows:

Triggering Events for Adjustment.  In the case Maker shall

(i)	pay a dividend on the Common Stock in Common Stock or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock,

(ii)
declare a dividend payable in cash on its Common Stock and at substantially the same time offer its shareholders a right to purchase new common stock (or securities convertible into, exchangeable for or otherwise entitling a holder thereof to receive Common Stock) from proceeds of such dividend (all Common Stock so issued shall be deemed to have been issued as a stock dividend),

(iii)	subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock,

(iv)	combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or

(v)	issue by reclassification of its Common Stock of Maker,

the number of shares of Common Stock issuable upon conversion of this Note immediately prior thereto shall be adjusted so that Holder shall be entitled to receive after the happening of any of the events described above that number and kind of shares as Holder would have received had such Note been converted immediately prior to the happening of such event or any record date with respect thereto.  Any adjustment made pursuant to this subdivision shall become effective immediately after the close of business on the record date in the case of a stock dividend and shall become effective immediately after the close of business on the record date in the case of a stock split, subdivision, combination or reclassification.

Threshold for Adjustment.  Any adjustment in the numbers of shares of Common Stock issuable hereunder otherwise required to be made by this Section will not have to be made if such adjustment would not require an increase or decrease in one (1%) percent or more in the number of shares of Common Stock issuable upon conversion of this Note.

Manner of Adjustment.  Whenever the number of shares of Common Stock issuable upon the conversion of this Note is adjusted, as herein provided, the Conversion Price shall be adjusted (to the nearest cent) by multiplying such Conversion Price immediately prior to such adjustment by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon the conversion of this Note immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock issuable immediately thereafter.

Reorganization, Reclassification, Consolidation, Merger or Sale.  In case of any reclassification, capital reorganization, consolidation, merger, sale of all or substantially all of Maker’s assets to another person or any other change in the Common Stock of Maker, other than as a result of a subdivision, combination, or stock dividend provided for above (any of which, a “Change Event”), then, as a condition of such Change Event, lawful provision shall be made, and duly executed documents evidencing the same from Maker or its successor shall be delivered to Holder, so that Holder shall have the right at any time prior to the Maturity Date to convert this Note into the kind and amount of shares of stock and other securities and property receivable in connection with such Change Event by a holder of the same number of shares of Common Stock as were obtainable by Holder immediately prior to such Change Event.  In any such case appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon conversion hereof, and appropriate adjustments shall be made to the conversion price per share payable hereunder, provided the aggregate conversion price shall remain the same.

Events of Default.

Events of Default. The occurrence of any or all of the following events shall constitute an event of default (each, an “Event of Default”) by Maker under this Note:

(i)	Default by Maker in any payment on this Note after any such payment becomes due and payable; or

(ii)	Breach by Maker of any material provisions of any agreement between Maker and Holder; or

(iii)
Maker shall file a voluntary petition in bankruptcy or any petition or answer seeking for itself any reorganization, readjustment, arrangement, composition or similar relief; or shall commence a voluntary case under the federal bankruptcy laws; or shall admit in writing its insolvency or its inability to pay its debts as they become due; or shall make an assignment for the benefit of creditors; or shall apply for, consent to, or acquiesce in the appointment of, or the taking of possession by, a trustee, receiver, custodian or similar official or agent of Maker or of substantially all of its property and shall not be discharged within ninety (90) days; or a petition seeking reorganization, readjustment, arrangement, composition or other similar relief as to Maker under the federal bankruptcy laws or any similar law for the relief of debtors shall be brought against Maker and shall be consented to by it or shall remain undismissed for ninety (90) days.

Consequence of Default. Upon the occurrence of any Event of Default, Holder shall be held in a first credit position on the entire amount due on this Note, and, this Note shall immediately become due and payable upon written notice from Holder, and, from the time of Maker’s receipt of such written notice until this Note shall be paid in full, the unpaid outstanding principal balance of this Note shall bear interest at the rate of twelve percent (12%) per annum or the legal rate of interest, whichever is lower, (calculated on the basis of a three hundred sixty-five (365) day year for the actual number of days elapsed) (the “Default Rate”). Moreover, after the occurrence of any such Event of Default, Holder may proceed to protect and enforce its rights, at law, in equity or otherwise, against Maker.

Payment of Costs and Expenses. In the event that this Note is placed in the hands of any attorney for collection, or any suit or proceeding is brought for the recovery or protection of the indebtedness hereunder, then and in any such events, Maker shall pay on demand all reasonable costs and expenses of such suit or proceedings incurred by Holder, including a reasonable attorneys' fee.

Miscellaneous.

Delay. No extension of time for payment of any amount owing hereunder shall affect the liability of Maker for payment of the indebtedness evidenced hereby. No delay by Holder or any holder hereof in exercising any power or right hereunder shall operate as a waiver of any power or right hereunder.

Waiver and Amendment. No waiver or modification of the terms of this Note shall be valid without the written consent of Holder.

Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada as applied to contracts entered into between Nevada residents wholly to be performed in Nevada, without regard to conflict of law principles of such State.

Severability. In case any provision contained herein (or part thereof) shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal, or unenforceable.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed and delivered by its authorized officer as of the date first above written.

TRAILBLAZER RESOURCES, INC.

By:	/s/ Samuel W. Fairchild
Samuel W. Fairchild, Chief Executive Officer